OFFICE OF THE SECRETARY OF STATE
                              STATE OF OKLAHOMA

                             AMENDED & RESTATED
                         CERTIFICATE OF INCORPORATION

     WHEREAS, the Amended & Restated Certificate of Incorporation of

                                 C/GRIP: INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                Filed in the City of Oklahoma City this 11th
<GREAT SEAL OF THE              date of April, 1996.
STATE OKLAHOMA APPEARS HERE>
                                 /s/ <signature illegible>
                                 Secretary of State


                                 By: /s/ <signature illegible>

                                                          F I L E D
                                                          APR 11 1996
                                                          OKLAHOMA SECRETARY
                                                          OF STATE

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            RIVER ROUGE CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation ("the Corporation"), an Oklahoma corporation, for the purposes of adopting an Amended and Restated Certificate of Incorporation pursuant to the Section 1080 of the Oklahoma General Corporation Act ("the Act"), hereby certifies:

    1. The name of the Corporation is "River Rouge Corporation"

    2. The name under which the Corporation was originally incorporated was "River Rouge Corporation"

    3. The Certificate of Incorporation of the Corporation was filed with the Oklahoma Secretary of State on April 7, 1987.

    4. The amendments to the Certificate of Incorporation effected by this Certificate are: (a) to change the name of the Corporation to "C/Grip: Inc.";
(b) to revise the provisions relating to the regulation of the internal affairs of the Corporation, and (c) to add provisions relating to compromises or arrangements with creditors.

    5. This Amended and Restated Certificated of Incorporation was duly adopted in accordance with Act Section 1080, after being proposed by the directors and adopted by the shareholders in the manner and by the vote prescribed in Act Section 1077, and restates, integrates and further amends the Certificate of Incorporation.

    6. The Certificate of Incorporation of River Rouge Corporation is hereby restated as further amended by this Certificate, to read in full, as follows:

                         CERTIFICATE OF INCORPORATION

                                      OF
                                 C/Grip: Inc.

     FIRST: Name. The name of the corporation is C/Grip: Inc. (hereinafter the "Corporation").

     SECOND: Registered Office. The name and street address of the registered agent of the Corporation in the State of Oklahoma and the street address of the registered office of the Corporation in the State of Oklahoma, which office address is the same as the street address of its registered agent, are:

               Thomas J. Kenan
               800 Bank of Oklahoma Plaza
               201 Robert S. Kerr Avenue
               Oklahoma City, OK 73102

     THIRD: Term. The term of the Corporation shall be perpetual.

     FOURTH: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

     FIFTH: Capital Stock. The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:
                                            No. of
                      Par                  Authorized
Class                 Value                 Shares              Total
------                ------               ---------           --------
Common                $0.001               40,000,000           $ 40,000
Preferred             $0.001               10,000,000             10,000
                                           ----------           ---------
  Totals:                                  50,000,000           $ 50,000

     SIXTH: Directors. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws.

     SEVENTH: Bylaws. The Bylaws for the governing of the Corporation may be adopted, amended, altered, repealed or readopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any annual meeting of shareholders.

      EIGHTH: Amendment. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section EIGHTH.

      NINTH: Compromise or Arrangement by Corporation with Creditors or Shareholders. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 100 of the Act, may order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

      IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its President and attested by its secretary this 10th day of April, 1996.

                                    C/Grip: Inc., an Oklahoma corporation

                                      By: /s/ Thomas J. Kenan
                                        ---------------------------
                                             Thomas J. Kenan, President
ATTEST:

/s/ Thomas J. Kenan
-------------------------
Thomas J. Kenan, Secretary